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                                                                   Exhibit 14(a)


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the "Registration Statement") of our report dated December 20, 1999, relating to the financial statements and financial highlights of North American Large Cap Growth Fund (formerly North American Growth Equity
Fund), North American Mid Cap Growth Fund (formerly North American Small/Mid Cap
Fund), North American Small Cap Growth Fund (formerly North American Emerging Growth Fund), North American Growth & Income Fund, North American Balanced Fund, North American Core Bond Fund (formerly North American Investment Quality Bond
Fund), North American Strategic Income Fund, North American Municipal Bond Fund (formerly North American National Municipal Bond Fund) and North American Money Market Fund appearing in the October 31, 1999 Annual Report to Shareholders of North American Funds, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus of the North American Funds dated March 1, 2000 and under the heading "Independent Accountants" in the Statement of Additional Information of the North American Funds dated March 1, 2000 which are incorporated by reference into the Registration Statement.



PricewaterhouseCoopers LLP
Boston, Massachusetts
May 12, 2000